As filed with the Securities and Exchange Commission on March 13, 2015

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

S&T BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	6022	25-1434426
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

800 Philadelphia Street

Indiana, PA 15701

(800) 325-2265

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Mark Kochvar

Chief Financial Officer

S&T Bancorp, Inc.

800 Philadelphia Street

Indiana, PA 15701

(724) 465-4826

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul Freshour, Esq. Arnold & Porter LLP 555 12th St., N.W. Washington, D.C. 20004 (202) 942-5000	Dean H. Dusinberre, Esq. Kenneth J. Rollins, Esq. Rhoads & Sinon LLP One South Market Square Harrisburg, PA 17101 (717) 233-5731

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-200974

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of Shares to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $2.50 par value per share	21,706	$ N/A	$ 227,003	$30

(1)	The number of shares of S&T Bancorp, Inc. to be issued in connection with the merger of Integrity Bancshares, Inc. with and into S&T, in addition to the 4,911,409 shares of S&T Bancorp, Inc. registered on the earlier registration statement on Form S-4 (File No. 333-200974), which was declared effective by the Commission on January 9, 2015.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rule 457(f) under the Securities Act. Because the shares of Integrity Bancshares, Inc. are no longer traded on the Over-The-Counter Markets, the proposed maximum aggregate offering price is being calculated pursuant to Rule 457(f)(2) under the Securities Act, based on 10,524 shares of Integrity Bancshares, Inc. to be exchanged and the book value of per share of such securities of $21.57 as of December 31, 2014.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $2.50 per share, of S&T Bancorp, Inc., a Pennsylvania corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-4 (File No. 333-200974), which was declared effective by the Commission on January 9, 2015, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, S&T Bancorp, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Indiana, Commonwealth of Pennsylvania, on March 13, 2015.

S&T BANCORP, INC.

By:	/s/ Todd D. Brice
Todd D. Brice
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on March 13, 2015:

Signature	Title

/s/ Todd D. Brice Todd D. Brice	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ Mark Kochvar Mark Kochvar	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Melanie Lazzari Melanie Lazzari	Senior Vice President and Controller

* John J. Delaney	Director

* Michael J. Donnelly	Director

* William J. Gatti	Director

* Jeffrey D. Grube	Director

* Frank W. Jones	Director

* Joseph A. Kirk	Director

* David L. Krieger	Director

* James C. Miller	Director

* Fred J. Morelli, Jr.	Director

* Frank J. Palermo, Jr.	Director

* Christine J. Toretti	Director

* Charles G. Urtin	Chairman of the Board and Director

*By:	/s/ Todd D. Brice
Todd D. Brice, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Arnold & Porter LLP

23.1	Consent of Arnold & Porter LLP (included in Exhibit 5.1 to this Registration Statement)

23.2	Consent of KPMG LLP

24.1*	Power of Attorney

*	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-200974) filed with the Commission on December 16, 2014.